UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12

MEDIACOM COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Copies of all communications to:
Robert L. Winikoff, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
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TABLE OF CONTENTS
NOTICE OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
1
PROPOSAL 1 — ELECTION OF DIRECTORS
4
PROPOSAL 2 — APPROVAL OF 2010 EMPLOYEE STOCK PURCHASE PLAN
9
EQUITY COMPENSATION PLAN INFORMATION
10
PROPOSAL 3 — RATIFY APPOINTMENT OF OUR INDEPENDENT AUDITORS
11
REPORT OF THE AUDIT COMMITTEE
12
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
14
SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS
16
EXECUTIVE COMPENSATION
16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
29
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
30
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
30
OTHER MATTERS
30
2011 STOCKHOLDER PROPOSALS
30
2010 EMPLOYEE STOCK PURCHASE PLAN
A-1

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mediacom Communications Corporation:
          The 2010 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 10:00 a.m., local time, on Friday, June 18, 2010, for the following purposes:
1.	To elect six directors to serve for a term of one year;

2.	To approve the 2010 Employee Stock Purchase Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
          The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on April 22, 2010. The accompanying proxy statement contains additional information regarding the matters to be acted on at the Annual Meeting.
By Order of the Board of Directors,

Joseph E. Young
Secretary
Middletown, New York
May 7, 2010

All stockholders are urged to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible. You have three options for submitting your vote before the Annual Meeting: the Internet, by telephone, or by mailing your proxy or voting instruction card.

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
June 18, 2010

General Information About This Proxy Statement and the Annual Meeting
          This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Mediacom Communications Corporation for the 2010 Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 10:00 a.m., local time, on Friday, June 18, 2010. We invite you to attend in person.
Distribution and Electronic Availability of Proxy Materials
          In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about May 7, 2010 of the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) indicating that our Notice of 2010 Annual Meeting of Stockholders, our Proxy Statement and our 2009 Annual Report to Stockholders will be made available at www.proxyvote.com. This website will also provide stockholders with instructions on how to vote their shares. The Notice of Internet Availability indicates how you may request printed copies of our proxy materials, including a proxy card or voting instruction card. We believe that this process of accessing our proxy materials on the Internet will reduce the environmental impact and lower our costs of printing and distributing our proxy materials.
Voting Information
          Record date
          The record date for the Annual Meeting is April 22, 2010. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 22, 2010, there were 41,115,724 shares of Class A common stock and 27,001,944 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of Class B common stock is entitled to ten votes.
          How to vote
          There are four different ways you may cast your vote this year. You may vote:
(1)	by using the Internet, at the address provided on the Notice of Internet Availability and on each proxy or vote instruction card;

(2)	by telephone, using the toll-free number found on the Internet, at the address provided on the Notice of Internet Availability, and listed on each proxy card (if you are a stockholder of record) or vote instruction card (if your shares are held by a bank, broker or other nominee);

(3)	by marking, signing, dating and mailing each proxy or vote instruction card sent to you and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each of the director nominees named herein and FOR proposals 2 and 3; or

(4)	by attending the meeting (if your shares are registered directly in your name on our books and not held through a broker, bank or other nominee; if your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you must obtain a proxy from such broker, bank or other nominee and bring it to the meeting).
          Revoking your proxy
          You can revoke your proxy at any time before your shares are voted at the Annual Meeting by: (i) sending a written notice of revocation to Joseph E. Young, Secretary, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941; (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date; or (iii) voting in person at the Annual Meeting. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.
          Voting Instructions
          If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
          Withholding your vote, voting to “abstain” and “broker non-votes”
          In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to each of the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists but such abstention will have the effect of a vote against the proposal.
          A bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on non-routine matters without instructions from the owner of the shares. Absent these instructions from you, your broker may vote your shares on the ratification of the appointment of our independent auditors, but may not vote your shares on the election of directors or the approval of the 2010 Employee Stock Purchase Plan. A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not counted as a vote cast on any matter presented at the Annual Meeting.
          Votes required to hold the Annual Meeting
          The holders of a majority in total voting power of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the meeting (voting together as one class) shall constitute a quorum for the transaction of any business at the Annual Meeting.
          Votes required to elect directors and to adopt other proposals
          Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required to: (i) approve the 2010 Employee Stock Purchase Plan; and (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2010.

          As of the record date, Rocco B. Commisso, our Chairman and Chief Executive Officer, beneficially owned approximately 87.0% of the voting power of our Class A common stock and Class B common stock, voting together as one class. See “Security Ownership of Management and Directors”. Accordingly, the affirmative vote of Mr. Commisso alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the Annual Meeting. We have been advised by Mr. Commisso that he intends to vote “FOR” all of the proposals set forth in the notice attached to this proxy statement.
          Postponement or adjournment of the Annual Meeting
          If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.
Cost of Proxy Solicitation
          We will pay the expenses of the preparation of our proxy materials and our solicitation of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Proposal 1 — Election of Directors
          Six directors will be elected at the Annual Meeting. Each director will serve until the next Annual Meeting of stockholders and until their successors have been elected and qualified.
          Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been our directors since we were formed in November 1999. Thomas V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff have been our directors since the completion of our initial public offering in February 2000 and Scott W. Seaton has been a director since April 2009.

Name of Nominee	Age	Principal Occupation and Business Experience

Rocco B. Commisso	60	Mr. Commisso has 31 years of experience with the cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995. From 1986 to 1995, he served as Executive Vice President, Chief Financial Officer and a director of Cablevision Industries Corporation. From 1981 to 1986, Mr. Commisso served as Senior Vice President of Royal Bank of Canada’s affiliate in the United States, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he managed the bank’s lending activities to communications firms including the cable industry. He serves on the board of directors and executive committees of the National Cable Television Association and Cable Television Laboratories, Inc., and on the board of directors of C-SPAN and the National Italian American Foundation. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration from Columbia University. We believe that Mr. Commisso’s unique and vital role in the founding and development of our company, significant experience in the cable and banking industries, and his proven leadership, strategic planning and business skills qualify him to serve as our Chairman and Chief Executive Officer.

Thomas V. Reifenheiser	74	Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division, in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is a member of the board of directors and various committees of Cablevision Systems Corporation, Lamar Advertising Company and, until April 2010, Citadel Broadcasting Corporation. As a result of these and other professional experiences, we believe that Mr. Reifenheiser’s extensive board and executive-level management experience, including chairmanship of Audit and Compensation Committees at other public companies, qualify him to serve as a director of our company.

Natale S. Ricciardi	61	Mr. Ricciardi has held various management positions with Pfizer Inc. for the past 38 years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as Senior Vice President, Pfizer Inc. and President/Team Leader, Pfizer Global Manufacturing, with responsibility for all of Pfizer’s manufacturing and supply activities. He is a member of the Pfizer Executive Leadership Team. As a result of these and other professional experiences, including his long tenure as a senior executive at the world’s largest pharmaceutical company, we believe that Mr. Ricciardi’s substantial knowledge and experience regarding business operations and strategic and financial planning qualify him to serve as a director of our company.

Name of Nominee	Age	Principal Occupation and Business Experience

Scott W. Seaton	50	Mr. Seaton has been in investment banking for over 20 years and since April 2009 has been a Partner of Londonderry Capital LLC, a financial advisory firm focused on media and telecommunications companies. From 2002 to April 2009, he was a Managing Director in the Technology, Media and Telecommunications investment banking group of Bank of America. From 1996 to 2002, Mr. Seaton was a Managing Director in the investment banking department of Credit Suisse First Boston. As a result of these and other professional experiences, we believe that Mr. Seaton’s substantial knowledge and experience regarding strategic planning, finance, and investment banking qualify him to serve as a director of our company.

Mark E. Stephan	53	Mr. Stephan has 23 years of experience with the cable television industry and has served as our Executive Vice President and Chief Financial Officer since July 2005. From November 2003 to July 2005, he was Executive Vice President, Chief Financial Officer and Treasurer, and from March 1996, the commencement of our operations, to November 2003 our Senior Vice President, Chief Financial Officer and Treasurer. From July 1993 to March 1996, Mr. Stephan served as Vice President, Finance, for Cablevision Industries. Prior to that time, he served as Manager of the telecommunications and media lending group of Royal Bank of Canada. As a result of these and other professional experiences, we believe that Mr. Stephan’s executive-level management experience, proven leadership and business capabilities qualify him to serve as a director of our company.

Robert L. Winikoff	63	Mr. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal LLP since August 2000. Prior to that time, he was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C. for more than 20 years. Sonnenschein Nath & Rosenthal LLP currently serves as our outside general counsel, and prior to such representation, Cooperman Levitt Winikoff Lester & Newman, P.C. served as our outside general counsel from 1995. As a result of these and other professional experiences, we believe that Mr. Winikoff’s knowledge and experience regarding strategic planning, finance and legal matters, including acting as outside general counsel to other media companies, qualify him to serve as a director of our company.
Committees of the Board of Directors
          Our Board of Directors has an Audit Committee and a Compensation Committee. We are a “Controlled Company” (as defined in Rule 5615(c)(1) of The Nasdaq Stock Market) because Rocco B. Commisso holds approximately 87.0% of our voting power. As a “Controlled Company,” we are exempt from having an independent board of directors, an independent compensation committee and an independent nominating committee. Although we have an independent board of directors and an independent compensation committee, our Board has determined not to establish a nominating committee. Nominees for election as directors are selected by our Board.
          Our Audit Committee consists of three directors, Thomas V. Reifenheiser (Chairman), Natale S. Ricciardi and Scott W. Seaton. Our Board of Directors has determined that each member of our Audit Committee meets the Nasdaq Marketplace definition of “independent” for audit committee purposes. Our Board of Directors has also determined that Thomas V. Reifenheiser meets the SEC definition of an “audit committee financial expert.” Information regarding our Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.
          Our Compensation Committee consists of two directors, Natale S. Ricciardi (Chairman), and Thomas V. Reifenheiser. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace definition of “independent director” for compensation committee purposes. In addition, each member of our Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Our

Compensation Committee is responsible for approving the compensation for our Chief Executive Officer and, based on his recommendations, approving the compensation of other executive officers. Our Compensation Committee administers our 2003 Incentive Plan and 2001 Employee Stock Purchase Plan. If approved by our stockholders at the Annual Meeting, our Compensation Committee will also administer our 2010 Employee Stock Purchase Plan. Our Compensation Committee does not have a charter.
          Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.
Board Leadership Structure
          Historically, we have entrusted the roles of Chairman and Chief Executive Officer to one individual, Rocco B. Commisso, who is the founder of our company and who beneficially owns approximately 87.0% of the voting power of our company. We believe this structure is appropriate for a company of our size and complexity because Mr. Commisso: (i) is most familiar with our business and industry; (ii) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company, and is thus best positioned to develop agendas that ensure the Board’s time and attention are focused on matters which are critical to us; and (iii) conveys a clear, cohesive message to our stockholders, employees and industry partners. In addition, as Mr. Commisso is the individual who manages our day-to-day operations, his direct involvement in the business makes him best positioned to lead productive Board sessions. The Board believes that this structure provides an efficient and effective leadership model for our company and facilitates efficient communication between our directors and management team who frequently and directly work together and share information and ideas. Our Board does not have an independent lead director.
Role of Board of Directors in Risk Oversight
          One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.
          The Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. The entire Board of Directors is formally apprised at least annually of our enterprise risk management efforts. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports.
Meetings of the Board of Directors and Committees
          During 2009, there were nine meetings of our Board of Directors, eight meetings of our Audit Committee and two meetings of our Compensation Committee. Each of our directors attended at least 89% of the meetings of the Board and the committees of the Board on which each director served during 2009.

Director Independence
          Our Board of Directors has determined that each of our non-employee directors (Messrs. Reifenheiser, Ricciardi, Seaton, and Winikoff), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by the Nasdaq Marketplace rules, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Winikoff and the relationship between our company and Sonnenschein Nath & Rosenthal LLP (of which Mr. Winikoff is a partner) described below under “Certain Relationships and Related Transactions,” our Audit Committee determined that our relationship with Sonnenschein Nath & Rosenthal LLP did not cause Mr. Winikoff to fail to meet the general independence criteria set forth in the Nasdaq Marketplace rules.
          Until February 13, 2009, William S. Morris III and Craig S. Mitchell were members of our Board of Directors. Our Board of Directors had previously determined that Messrs. Morris and Mitchell met the general independence criteria of the Nasdaq Marketplace rules.
Director Nominations and Qualifications for Director Nominee
          As noted above, our Board of Directors has no nominating committee. Our Board has determined that given its relatively small size, the function of a nominating committee could be performed by our Board as a whole without unduly burdening the duties and responsibilities of our Board members. Our Board does not currently have a charter or written policy with regard to the nominating process. The nominations of the directors standing for election at the 2010 Annual Meeting were unanimously approved by our Board of Directors.
          At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received nominations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Mark E. Stephan, Executive Vice President and Chief Financial Officer, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, NY 10941. We do not intend to treat stockholder recommendations in any manner different from other recommendations.
          Qualifications for consideration as a new director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In reviewing nominations, our Board of Directors will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees.
Executive Sessions of Independent Directors
          The independent members of our Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, and if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.
Code of Ethics
          Our Audit Committee has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer. We have made the Code of Ethics available on our website at www.mediacomcc.com under the heading “Governance-Corporate Governance Documents” found under “About Us — Investor Relations.”

Stockholder Communication with Board Members
          We maintain corporate contact information, both telephone and electronic mail, for use by stockholders on our website (www.mediacomcc.com) under the heading “About Us — Investor Relations.” By following the “Investor Relations” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder’s communication. In addition, communications received via telephone for our Board are forwarded to our Board by one of our officers.
Board Member Attendance at Annual Meetings
          Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2009 Annual Meeting of stockholders.
Our Board of Directors unanimously recommends a vote FOR the election of each of the director nominees named herein.

Proposal 2 — Approval of 2010 Employee Stock Purchase Plan
          The Mediacom Communications Corporation 2010 Employee Stock Purchase Plan (the “2010 Plan”) was adopted by the Board of Directors on April 22, 2010. The 2010 Plan is a continuation of the Mediacom Communications Corporation 2001 Employee Stock Purchase Plan (the “Prior Plan”). As of April 22, 2010, the number of shares available for purchase under the Prior Plan was 239,936.
          The 2010 Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code. To qualify under Section 423 of the Internal Revenue Code, our stockholders must approve the 2010 Plan. The 2010 Plan may be administered by the entire Board of Directors or a committee of the Board of Directors. The Board of Directors has delegated the responsibility for administration of the 2010 Plan to our Compensation Committee.
          The following is a brief description of the material features of the 2010 Plan. The 2010 Plan is attached to this proxy statement as Annex A.
          All persons employed by us or any of our designated subsidiaries will be eligible to participate in the 2010 Plan if they customarily perform for us at least 20 hours of services per week and for more than five months in any calendar year.
          The 2010 Plan will allow each participating employee to purchase our Class A common stock through payroll deductions. The offering periods will generally last six months and will commence on October 1 and April 1 of each year. The first offering period under the 2010 Plan will begin on October 1, 2010. Purchases of common stock will occur on the final trading day of each offering period. No employee may receive an option under the 2010 Plan if immediately after the option is granted the employee would own our capital stock and/or options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of our company or of any subsidiary. In addition, the total value of the common stock purchased by a participant in any calendar year, determined at the fair market value of the shares at the time the option is granted, may not exceed $25,000. A participant will not be permitted to purchase more than 2,000 shares of common stock during any offering period.
          The price of each share of common stock purchased under the 2010 Plan will be 85% of the lower of:
•	the fair market value per share of common stock on the first day of an offering period; or

•	the fair market value per share of common stock on the last day of an offering period.
          The shares we make available under the 2010 Plan will be either authorized but unissued shares or shares previously acquired by us on the market. The maximum number of shares available under the 2010 Plan is 2,000,000.
          Employees will be able to end their participation in the 2010 Plan at any time. Participation will end automatically upon termination of employment. The Board of Directors may amend or terminate the 2010 Plan at any time. However, no such action can adversely affect an employee’s existing rights under an offering that has already been made. In addition, the Internal Revenue Code requires stockholder approval of any amendment that increases the number of shares available under the 2010 Plan or materially increases the eligibility or benefits under the 2010 Plan. The 2010 Plan will terminate on April 21, 2020, unless the Board of Directors decides to terminate the 2010 Plan earlier.
          No income will be taxable to an employee participating in the 2010 Plan at the time the employee exercises an option to purchase the shares of common stock under an offering. Upon sale or other disposition of the shares acquired pursuant to the exercise of an option, the employee will generally be subject to tax. If the employee holds the shares for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, then the employee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period. Any further gain will be treated as long-term capital gain. If the employee sells or disposes of the shares before the expiration of the holding periods described above, the employee will recognize ordinary income in an amount equal to the excess of the lesser of (1) the fair market value of the shares on the purchase date or (2) the fair market value of the shares on the date they are sold, over the purchase price will be treated as ordinary income and any further gain or loss on such sale will be capital gain or loss. Different rules may apply with respect to participating employees who are subject to Section 16(b) of the Securities and Exchange Act of 1934. We are not entitled to a deduction for amounts taxable to an employee, except to the extent of ordinary income taxable to an employee upon disposition of shares prior to the expiration of the holding periods described above.
Our Board of Directors unanimously recommends a vote FOR approval of the 2010 Employee Stock Purchase Plan.
Equity Compensation Plan Information
          The following table provides information as of December 31, 2009 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity plans.

	Number of Shares of		Number of Shares of Common
	Common Stock To		Stock Remaining Available for
	Be Issued upon	Weighted-Average	Future Issuance under Equity
	Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options,	Outstanding Options,	Common Stock Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in First Numerical Column)
Equity compensation plans approved by security holders:

2001 Employee Stock Purchase Plan	—	n/a	367,582

2003 Incentive Plan	9,698,291 (1)	$9.63 (3)	9,438,534

Non-Employee Directors Equity Incentive Plan	263,750 (2)	$5.80 (3)	838,800

Equity compensation plans not approved by security holders	—	—	—

Total:	9,962,041		10,644,916

(1)	Represents: (i) options to purchase 6,261,531 shares of Class A common stock; (ii) options to purchase 1,398,892 shares of Class B common stock; and (iii) 2,037,868 unvested restricted stock units of Class A common stock.

(2)	Represents: (i) options to purchase 230,000 shares of Class A common stock; and (ii) 33,750 unvested restricted stock units of Class A common stock.

(3)	Weighted-Average Exercise Price calculation does not include restricted stock units since they do not have an exercise price.

Proposal 3 — Ratify Appointment of Our Independent Auditors
          The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for the 2010 fiscal year. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment.
          A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Fees
          Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2009	2008
Audit Fees	$1,361,000	$1,300,000
Audit-Related Fees	48,000	43,000
Tax Fees	—	13,000
All Other Fees	—	—

	$1,409,000	$1,356,000

          Audit fees are principally for annual audit of our consolidated financial statements, quarterly reviews of interim financial statements in our Form 10-Q reports and Sarbanes-Oxley Section 404 work. Audit-related fees are principally for the audit of our 401(k) plan and due diligence activities and tax fees are principally for tax services.
          The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
Our Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

Report of the Audit Committee
          The functions of our Audit Committee are focused on three areas:
•	the adequacy of the internal controls and financial reporting process of Mediacom Communications Corporation (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent auditors; and

•	the Company’s compliance with legal and regulatory requirements.
          We operate under a written charter which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at www.mediacomcc.com under the heading “Governance — Corporate Governance Documents” found under “About Us — Investor Relations.”
          We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate financial personnel. We regularly (including during the course of each of our meetings) meet privately with both the independent auditors and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent auditors and review their performance and independence from management. In addition, we review the Company’s financing plans.
          Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent accountants.
          In this context, we held eight meetings during 2009. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent accountants for fiscal year 2009, PricewaterhouseCoopers LLP. We discussed with the independent accountants the overall scope and plans for their audit. We also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed with the independent accountants the Company’s compliance in establishing and maintaining an adequate internal control structure and procedures for financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
          We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and PricewaterhouseCoopers LLP.
          We also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          We have received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with the independent accountants their independence from the Company. When considering PricewaterhouseCoopers LLP’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

          Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee Thomas V. Reifenheiser (Chairman) Natale S. Ricciardi Scott W. Seaton

Security Ownership of Management and Directors
          The following table sets forth certain information regarding the ownership of our common stock as of April 22, 2010 by:
•	each director;

•	each named executive officer in the summary compensation table in this proxy statement; and

•	all directors and executive officers as a group.
          The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of April 22, 2010. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
          Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 41,115,724 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 27,001,944 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941. Except as noted, no shares of common stock held by our directors or executive officers have been pledged.

	Class A Common Stock					Class B Common Stock
					Percent				Percent	Percent of
Name of					of				of	Vote as a
Beneficial Owner	Stock		Options(3)		Class	Stock		Options	Class	Single Class
Directors
Rocco B. Commisso(1)	216,665	(2)	1,097,000	(4)	3.1%	27,001,944	(5)	450,000	100.0%	87.0%
Mark E. Stephan	117,516		225,000		*	212,222	(6)	—	*	*
Thomas V. Reifenheiser	36,250		90,500		*	—		—	—	*
Natale S. Ricciardi	36,250		90,500		*	—		—	—	*
Scott W. Seaton	68,344		10,000		*	—		—	—	*
Robert L. Winikoff	52,450		100,500		*	—		—	—	*

Named Executive Officers(7)
John G. Pascarelli	120,159		219,000		*	—		—	—	*
Italia Commisso Weinand	219,464		155,250		*	—		—	—	*
Joseph E. Young	48,998		180,250		*	—		—	—	*
All Executive Officers and Directors as a Group (12 persons)	1,125,988		2,513,500		8.2%	27,001,944		450,000	100.0%	87.2%

*	Represents beneficial ownership of less than 1%.

(1)	Pursuant to the Significant Stockholder Agreement, dated September 7, 2008, Mr. Commisso has agreed not to consummate prior to September 7, 2010, an extraordinary transaction involving our company without the recommendation of a majority of either: (i) the disinterested directors that are members of our Board of Directors; or (ii) the members of a special committee of our Board consisting of disinterested directors. An extraordinary transaction means any transaction in which Mr. Commisso (in his capacity as a stockholder), directly or indirectly, seeks to effect: (1) any acquisition of material assets of our company; (2) any buyout transaction; or (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to our company.

(2)	Includes 2,755 shares held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(3)	Represent options that are currently exercisable or will be exercisable within 60 days of April 22, 2010.

(4)	Includes 2,000 shares issuable upon exercise of options held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(5)	Includes 212,222 shares owned of record by another stockholder, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding. Of such shares, 3,000,000 shares have been pledged by Mr. Commisso.

(6)	Such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

(7)	Excluding Rocco B. Commisso, our Chairman and Chief Executive Officer, and Mark E. Stephan, our Executive Vice President and Chief Financial Officer, who are named above.

Securities Owned by Certain Beneficial Owners
          The following table reports beneficial ownership of our common stock of the only persons known by us to beneficially own more than 5% of our common stock (other than Rocco B. Commisso) based on statements on Schedule 13G filed by these holders with the Securities and Exchange Commission.

	Number of
	Shares of Class A		Percent of Vote As
Name of Beneficial Owner	Common Stock	Percent of Class	a Single Class
Neuberger Berman Group LLC (1)	5,422,460	13.2%	1.7%
Columbia Wanger Asset Management, L.P. (2)	4,729,200	11.5%	1.5%
Act II Master Fund, Ltd. (3)	2,496,117	6.1%	0.8%
BlackRock, Inc. (4)	2,392,560	5.8%	0.8%

(1)	Based on information contained in a Schedule 13G filed jointly by Neuberger Berman Group LLC and Neuberger Berman LLC on February 16, 2010, Neuberger Berman Group LLC and Neuberger Berman LLC have: (i) shared power to vote, or direct the vote of, 3,989,760 shares of our Class A common stock; and (ii) shared power to dispose of, or direct the disposition of, 5,422,460 shares of our Class A common stock. The address of Neuberger Berman Group LLC and Neuberger Berman LLC is 605 Third Avenue, New York, New York 10158.

(2)	Based on information contained in a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on February 10, 2010, Columbia Wanger Asset Management, L.P. has sole power to vote, or direct the vote of, 4,725,000 shares of our Class A common stock, and has sole power to dispose of, or direct the disposition of, 4,729,200 shares of our Class A common stock. The shares reported include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(3)	Based on information contained in a Schedule 13G filed jointly by Act II Master Fund, Ltd., Act II GP, LLC, Act II Management, LP, and Dennis H. Leibowitz on February 16, 2010, Act II Management, L.P. has sole power to vote, or direct the vote, and shared power to dispose of, or direct the disposition of, 2,496,117 shares of our Class A common stock. Act II Master Fund, Ltd., Act II GP, LLC and Dennis H. Leibowitz have shared power to vote, or direct the vote, and shared power to dispose of, or direct the disposition of, 2,496,117 shares of our Class A common stock. The address of the principal business office of each of the Act II companies and Mr. Leibowitz is 444 Madison Avenue, 17th Floor, New York, New York 10022 with the exception of Act II Master Fund which is c/o Citco Fund Services (Cayman Islands) Limited, Windward 1, 2nd Floor, Regatta Office Park, West Bay Road, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

(4)	Based on information contained in a Schedule 13G filed by BlackRock, Inc on January 29, 2010, BlackRock, Inc. has the sole power to vote, or direct the vote of, and sole power to dispose of, or direct the disposition of, 2,392,560 shares of our Class A common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
Executive Compensation
Compensation Discussion and Analysis
          Throughout this proxy statement, our Chief Executive Officer (the “CEO”), as well as the other individuals included in the Summary Compensation Table on page 23, are referred to as the “named executive officers”.
     Overview of Our Compensation Program Philosophy and Process
          To maximize stockholders’ returns, we believe we have to attract, motivate, and retain highly-skilled and effective executives who can achieve long-term success in an increasingly competitive business environment. Our executive compensation program is based upon the following objectives:
•	drive executives toward accomplishment of our financial, operational and strategic goals;

•	align executive and stockholder interests through long-term equity plans;

•	allow us to attract and retain executives to effectively execute our strategy; and

•	provide a compensation package that recognizes individual contributions as well as our overall business results.

          The Compensation Committee (the “Committee”) of the Board of Directors has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. Its members are “independent directors” (as defined under Nasdaq Stock Market rules), “outside directors” (as defined in Section 162(m) of the Internal Revenue Code) and “non-employee directors” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934).
          Compensation decisions are usually made early in the fiscal year. The Committee evaluates our financial and operational performance for the prior fiscal year against pre-established goals and objectives and determines annual cash bonus and equity incentive awards of our named executive officers with respect to that performance. Also at these meetings, base salaries and key financial and operational measures, together with their corresponding goals, are approved for the current fiscal year.
          Compensation for each of the named executive officers other than the CEO is approved by the Committee in consultation with the CEO and is based on the CEO’s recommendations. These named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. Along with the approval of compensation for the other named executive officers, the Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of our compensation program.
     Elements Used to Achieve Compensation Objectives
          Our executive compensation program is designed to provide a balanced mix of fixed and performance-based compensation. Generally, it is weighted towards performance-based compensation that can vary in amount, based on the attainment of specific financial and operational goals. Our program also allows for periodic grants of long-term equity awards that vest only after several years of service by our executives to promote their retention and their focus on our long-term goals and objectives. To that end, the principal components of our named executive officers’ compensation are:
•	base salary;

•	annual cash bonus awards tied to specific performance goals;

•	annual equity incentive awards in the form of restricted stock units (RSUs) and stock options, also based on attainment of specific performance goals; and

•	long-term equity awards in the form of cliff vesting RSUs and stock options designed to strengthen retention and focus executives on our longer-term goals and objectives.
          In determining the appropriate balance between annual cash bonuses and annual equity incentive awards, the Committee considers our historical compensation structures and the competitive market conditions we face to recruit and retain senior management. The Committee also apportions more weight toward the performance-based components of annual bonus and equity incentive awards when it determines the CEO’s compensation.
     Link Compensation to Performance
          Our executive compensation program provides for annual cash bonus and annual equity incentive awards that are linked to performance. The objective is to compensate individuals annually based on the achievement of specific annual goals that the Committee believes contribute to the growth of long-term stockholder value. The Committee establishes target and maximum financial and operational goals that correspond to target and maximum incentive awards.
          In early 2009, the CEO recommended to the Committee that certain financial and operational measures be used to guide and determine compensation for the year. After discussions with the CEO involving some modifications to the CEO’s recommendations, the Committee approved the 2009 incentive plan for executive officers.

          Annual cash bonus payments and annual equity awards under our 2009 incentive plan were principally tied to: (i) our operating income before depreciation and amortization and non-cash compensation charges (“Adjusted OIBDA”); (ii) our Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures (“Free Cash Flow”) per basic common share; (iii) our revenue generating units, or RGUs, representing the sum of basic subscribers and digital, high-speed data and phone customers; and (iv) our revenues.
          The Committee has selected these key measures principally because it believes that many investors use them to evaluate our financial performance. Among these measures, as noted below, the Committee placed greater importance on Adjusted OIBDA growth because it believes it is the most critical component in determining our performance and is the most common measure of performance employed in the cable and other capital-intensive industries. A non-GAAP financial measure, Adjusted OIBDA excludes the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and intangible assets recognized in acquisitions we have made. Our Board and the Committee use this measure in evaluating our overall financial performance, and management uses it to evaluate our financial performance across our markets and to allocate resources and capital. We believe that Adjusted OIBDA is useful to investors because it provides them a measure that can be used to analyze, value and compare companies in our industry, which may have different depreciation and amortization policies as well as different non-cash, share based compensation programs. In 2009, the Committee introduced Free Cash Flow per basic common share as a new performance measure because it signals our ability to repay debt and return capital to stockholders, and facilitates the growth of our business.
          For 2009, the Committee established the following target performance goals for the annual cash bonuses and equity incentive awards: (i) annual growth rate of 4.5% for Adjusted OIBDA; (ii) Free Cash Flow of $1.00 per basic common share; (iii) annual RGU additions of 130,000; and (iv) annual growth rate of 5.5% for revenues. Maximum performance goals for 2009 were also set, as follows: (1) annual growth rate of 6.5% for Adjusted OIBDA; (2) Free Cash Flow of $1.35 per basic common share; (3) annual RGU additions of 190,000; and (4) annual growth rate of 7.0% for revenues. The Committee also determined that the weightings of the performance goals were as follows: 35% to Adjusted OIBDA growth, 25% to Free Cash Flow per basic common share, and 20% to each of RGU and revenue growth.
          Before the award of any annual cash bonus and annual equity incentive, the Committee reviews the fiscal year operating and financial results and other performance data with the CEO and determines the extent to which these goals have been achieved. Consistent with our compensation objectives discussed above, in determining the actual amounts of the annual cash bonus and equity awards, the Committee reserves the flexibility to respond to, and adjust for, changes in the business and economic environment and individual accomplishments, performance and other circumstances.
          Overall, the Committee believes that management performed well in 2009 despite a difficult economic environment and heightened video competition. Target or maximum performance goals were exceeded in three of the four objective categories by generating a 5.7% increase in revenues, a 7.1% gain in Adjusted OIBDA and record Free Cash Flow of $1.46 per basic common share. This performance allowed us to reduce debt leverage to the lowest level since 2000. In addition, despite unsettled credit markets, we completed refinancings to extend debt maturities several years away and, as a result, further strengthened our financial position. In its evaluation of our overall 2009 performance, the Committee determined that target performance was exceeded, but maximum performance goals were not met overall and, consequently, granted annual incentive compensation at, or near the midpoint between target and maximum incentive (hereinafter referred as the “midpoint incentive”) to the named executive officers, as noted in the commentary below.
     Annual Cash Compensation
          Base salary. Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries reflect the executive’s position and role, with some variation for individual factors such as experience and performance. Decisions regarding salary increases primarily take into account the executive’s current and past salary, the executive’s performance, any increase in the executive’s duties and responsibilities and the levels of achievement of our overall performance goals. Base salaries are reviewed annually; however, the Committee uses its discretion in determining if an increase in base salary is warranted in light of all circumstances. Mr. Commisso’s base salary has not increased since 2006. In 2009, base salaries were frozen at current levels shown in the Summary Compensation Table on page

23, for the other named executive officers, based on the CEO’s recommendation to the Committee due to the extremely challenging economic conditions. For 2010, based on the CEO’s recommendation, the Committee reinstated annual base salary increases to the named executive officers, taking into consideration management’s 2009 performance in achieving the midpoint incentive.
          Annual Cash Bonus. Our cash bonus plan provides a variable element to annual cash compensation that is tied to the achievement of specified financial and operating results. This plan puts a significant amount of annual cash compensation at risk and provides our executives with a bonus opportunity that recognizes their senior level responsibilities and duties, and the competitive environment in which we must recruit and retain our senior management.
          In determining Mr. Commisso’s annual bonus, the Committee takes into account his responsibilities as both our Chairman and CEO. For 2009, the Committee established target and maximum bonus awards for Mr. Commisso of 75% and 150%, respectively (expressed as a percentage of 2009 base salary). Based on its determination that the CEO’s performance met the midpoint incentive, the Committee approved a bonus of $956,000, which represented approximately 112% of Mr. Commisso’s 2009 base salary.
          For 2009, the Committee established target and maximum bonus awards for our other named executive officers of 30% and 45%, respectively (expressed as a percentage of 2009 base salary). Based on its determination that the other named executive officers’ performance met the midpoint incentive, the Committee approved for each an amount that was approximately 38% of his or her respective 2009 base salary.
          These opportunities for our CEO and our other named executives are based on historically similar target and maximum award levels. The Compensation Committee believes that these cash compensation opportunities are competitive.
          The annual cash bonuses awarded to the named executive officers for 2009 (and paid in March 2010) are shown in the Summary Compensation Table on page 23, under the column heading “Non-Equity Incentive Plan Compensation.”
     Equity Incentive Compensation
          Stock options and RSUs. Our equity incentive compensation is designed to ensure that our named executive officers have a continuing stake in our long-term success and to align their interests with those of stockholders. By using a combination of stock options and RSUs that have pro-rata vesting over a multi-year period, or cliff vesting at the end of period, we believe we can effectively balance our multiple objectives of focusing the named executive officers on increasing stockholder value, rewarding their annual performance and retaining their services for the long term.
          RSUs in combination with stock options promote our goal of retention, as well as provide a direct alignment to our share price and our stockholders. Because each RSU is equal in value to a share of our Class A common stock, the units will have value as long as our stock has value, subject to the satisfaction of vesting requirements. In this regard, RSUs serve both to reward and retain our executives. In contrast, stock options act as a motivational tool because they only have intrinsic value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date and are an effective compensation element only if the stock price grows over the term of the award.
          We use both pro-rata vesting and cliff vesting of equity compensation for purposes of rewarding annual performance and maintaining effective retention measures that will help us achieve our long-term compensation objectives. Pro-rata vesting is equal vesting over a multi-year period and gives named executive officers continuous pay for performance. Cliff vesting is full vesting after a specified period of service and is designed to promote longer term retention of our named executive officers. There were no cliff vesting grants in 2009.
          The Committee believes that the combination of RSUs and stock options, together with their multi-year and cliff vesting requirements, not only encourages retention of our named executive officers, but also instills in them a longer-term perspective.

          Annual Equity Incentive Awards. For 2009, the Committee established target and maximum annual equity awards for Mr. Commisso of 185% and 270%, respectively (expressed as a percentage of 2009 base salary). Based on its determination that the CEO’s 2009 performance met the midpoint incentive, and using the fair value of the equity awards at the time of such evaluation, the Committee in 2010 approved an equity award for Mr. Commisso at approximately 227% of his 2009 base salary.
          For 2009, the Committee established annual target and maximum equity awards for our other named executive officers, as follows (expressed as a percentage of 2009 base salary): Messrs. Stephan and Pascarelli, 90% and 135%; and Ms. Commisso Weinand and Mr. Young, 70% and 105%, respectively. Based on its determination that the other named executive officers’ 2009 performance met the midpoint incentive, and using the fair value of the equity awards at the time of such evaluation, the Committee in 2010 approved equity awards for these executives, as follows: Messrs. Stephan, and Pascarelli, each approximately 113% of their respective 2009 base salaries; and Ms. Commisso Weinand and Mr. Young, each approximately 87% of their respective 2009 base salaries.
          In keeping with balancing its multiple objective of focusing the named executive officers on increasing stockholder value, rewarding their annual performance and retaining their services for the long term, the Committee determined that it was appropriate for the equity grants to the named senior executives approximate an equal split between stock options and RSUs based on fair value on the grant date, which is generally consistent with past years. These target opportunities for our CEO and our other named executives are based on historically similar target and maximum performance goals. The Compensation Committee believes that these target equity compensation opportunities are competitive.
          The following table details the grant date fair value of the stock option and RSU awards granted to our named executive officers as annual equity incentive in February 2010 for the 2009 fiscal year, and those granted in February 2009 for the 2008 fiscal year:

	Annual Equity-Based Incentive Compensation
Name of Executive	For Fiscal 2009(1)	For Fiscal 2008(2)
Rocco B. Commisso	$1,933,696	$2,253,129
Mark E. Stephan	395,753	466,938
John G. Pascarelli	376,923	447,188
Italia Commisso Weinand	222,487	259,404
Joseph E. Young	222,487	259,404

(1)	Represents grant date fair value of stock option and RSU awards granted in February 2010, as follows: Mr. Commisso received 350,000 stock options and 202,000 RSUs; Mr. Stephan received 71,000 stock options and 41,000 RSUs; Mr. Pascarelli received 66,000 stock options and 40,000 RSUs; and Ms. Commisso Weinand and Mr. Young each received 40,000 stock options and 23,000 RSUs. RSUs were valued at the closing price of our Class A common stock on the grant date, and options were valued as of the date of grant using the Black Scholes method, based on the assumptions disclosed in Note 8 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	Represents grant date fair value of stock option and RSU awards granted in February 2009, which are shown in the 2009 Grants of Plan-Based Awards table on page 24.
          The stock options become exercisable in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date, and have a maximum ten-year term. Each RSU granted will vest and convert into one share of our Class A common stock in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date. In recognition of Mr. Commisso’s dual roles of Chairman and CEO, the Committee has traditionally approved a vesting schedule that is one year shorter than the vesting schedules of our other named executive officers.
          Long-Term Equity Awards. Another key element of our compensation program is long-term equity awards that are provided on a selective basis as an incentive to attract and retain executives and conditioned upon the recipient’s continued employment with us throughout a multi-year period. In November 2008, based on the CEO’s recommendation, the Committee approved long-term equity awards for the named executive officers, other than the

CEO, along with certain other senior managers. These November 2008 grants, comprising options and RSUs are subject to four-year cliff vesting. The Committee last approved similar long-term equity awards for the named executive officers, other than the CEO, in February 2005, which vested in February 2009.
          Refer to the Option and RSU Awards sections under Potential Payments Upon Termination or Change of Control found below for vesting rights and forfeiture conditions with respect to the named executive officers’ stock options and RSUs.
          Securities Trading Policies. Our insider trading policy prohibits any executive officer, together with his or her family members, from engaging in any transaction involving our securities (including a stock plan transaction such as an option exercise, or a gift, loan, pledge or hedge, contribution to a trust or any other transfer) without first obtaining pre-clearance of the transaction from our Chief Financial Officer or General Counsel. This assures that the executives will not trade in our securities at a time when in possession of inside information. In addition, our insider trading policy prohibits any executive officer from engaging in short sales of our securities and in transactions in publicly traded options, such as puts, calls and other derivative securities.
          Policy on Recovery. The equity awards are subject to restrictive covenants in favor of our company. They provide for forfeiture of the award and any shares then in the possession of the executive or his or her heirs or members of his or her immediate family that were acquired on exercise of any similar award granted prior to the determination that the executive engaged in activities that may result in such forfeiture. The activities that could result in forfeiture include competing with our company, soliciting employees to leave the employ of our company, breach of confidentiality obligations, making negative or derogatory statements about our company or acts of personal dishonesty involving personal profit. In addition, in the event of a restatement of our financial statements, we are subject to the forfeiture requirements of Section 304 of the Sarbanes-Oxley Act.
     Retirement and Other Benefits
          We have no retirement benefit program for the named executive officers except for our 401(k) program that is available to all of our employees. Our executives also may participate in health and welfare programs generally available to all of our employees, including medical and dental coverage, flexible spending accounts and other benefit programs generally applicable to salaried and hourly employees.
     Perquisites and Other Personal Benefits
          We provide named executive officers with limited perquisites that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
          Mr. Commisso is entitled to an amount of up to $100,000 to cover payment or reimbursement of his choice of perquisites and fringe benefits, which can include: (i) automobile and other transportation; (ii) club memberships; (iii) personal estate, tax or financial planning; and (iv) any tax liability that results from the use of the foregoing allowances. The other named executive officers are provided the use of company automobiles, or are otherwise given equal value. These amounts are included in the Summary Compensation Table on page 23.
     Tax Deductibility of Compensation
          Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if they meet certain requirements. While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the company’s executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). A portion of Mr. Commisso’s compensation will be non-deductible under Section 162(m).

Report of the Compensation Committee
          We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis section. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Natale S. Ricciardi (Chairman)
Thomas V. Reifenheiser
Compensation Committee Interlocks and Insider Participation
          The Compensation Committee consists entirely of Natale S. Ricciardi (Chairman) and Thomas V. Reifenheiser, none of whom is an officer or employee of our company or any of our subsidiaries and each of whom is an “independent director” as defined in the rules of the Nasdaq Stock Market, as well as an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Summary Compensation Table(1)

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Rocco B. Commisso	2009	$850,000	$1,145,500	$1,107,629	$956,000	$95,971	$4,155,100
Chairman and	2008	$850,000	$555,990	$681,707	$1,275,000	$95,500	$3,458,197
Chief Executive Officer	2007	$850,000	$890,220	$926,640	$510,000	$80,041	$3,256,901
Mark E. Stephan	2009	$350,000	$237,000	$229,938	$130,000	$23,250	$970,188
Executive Vice President and	2008	$350,000	$419,650	$284,626	$165,000	$22,750	$1,242,026
Chief Financial Officer	2007	$330,000	$128,000	$147,600	$79,000	$17,500	$702,100
John G. Pascarelli	2009	$335,000	$217,250	$229,938	$125,000	$22,090	$929,278
Executive Vice President,	2008	$335,000	$415,280	$280,243	$165,000	$14,616	$1,210,139
Operations	2007	$320,000	$128,000	$147,600	$77,000	$11,750	$684,350
Italia Commisso Weinand	2009	$255,000	$126,400	$133,004	$96,000	$17,651	$628,055
Senior Vice President,	2008	$255,000	$293,980	$193,195	$125,000	$16,932	$884,107
Programming and Human	2007	$245,000	$96,000	$103,320	$59,000	$15,171	$518,491
Resources
Joseph E. Young	2009	$255,000	$126,400	$133,004	$96,000	$17,006	$627,410
Senior Vice President,	2008	$255,000	$293,980	$193,195	$125,000	$12,024	$879,199
General Counsel and Secretary	2007	$245,000	$96,000	$103,320	$59,000	$9,000	$512,320

(1)	No bonus awards were made except for performance-based bonus awards under Non-Equity Incentive Plan Compensation. We have no pension or deferred compensation plans other than our 401(k) plan.

(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during the applicable period for prior year’s service to the named executive officers calculated in accordance with FASB ASC Topic 718. These amounts were determined by multiplying the closing price of our Class A common stock on the date of grant by the number of shares subject to the grant.

(3)	The amounts in this column reflect the aggregate grant date fair value of stock options granted during the applicable period for prior year’s service to the named executive officers calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating these amounts for the years indicated are set forth in Note 8 to our consolidated financial statements in our respective Annual Reports on Form 10-K.

(4)	The amounts in this column represent annual performance-based bonuses earned in the year stated by the named executive officers under our annual incentive plan and paid in the first quarter of the following year.

(5)	The amounts in this column include: (a) payments for company-leased automobiles or allowance for personal car use for the named executive officers other than the CEO (Mr. Stephan, $15,000; Mr. Pascarelli, $14,767; Ms. Commisso Weinand, $15,101; and Mr. Young, $11,710); (b) company matching contributions to the 401(k) plan (Mr. Stephan, $8,250, Mr. Pascarelli, $7,322, Ms. Commisso Weinand, $2,550, and Mr. Young, $5,296); and (c) perquisites and other reimbursements for Mr. Commisso, comprising automobile and other transportation related ($29,315); club memberships ($8,712); personal tax preparation ($19,600); and tax liability for such perquisites ($38,344).

2009 Grants of Plan-Based Awards
          The table below provides information about equity and non-equity awards granted to our named executive officers in 2009.

						All Other	All Other
						Stock	Option			Grant Date
						Awards:	Awards:	Exercise		Fair
			Estimated Future Payouts			Number of	Number of	or Base		Value of
			Under Non-Equity Incentive Plan			Shares of	Securities	Price of		Stock and
			Awards(1)			Stock or	Underlying	Option		Option
Name of Executive	Award Type	Grant Date	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)		Awards(5)
Rocco B. Commisso		—	$	$637,500	$1,275,000			$		$
	RSUs	2/26/09				290,000	510,000		$3.95	$1,145,500
	Stock Options	2/26/09							$3.95	$1,107,629
Mark E. Stephan		—	$	$105,000	$157,500			$		$
	RSUs	2/26/09				60,000			$3.95	$237,000
	Stock Options	2/26/09					102,000		$3.95	$229,938
John G. Pascarelli		—	$	$100,500	$150,750			$		$
	RSUs	2/26/09				55,000			$3.95	$217,250
	Stock Options	2/26/09					102,000		$3.95	$229,938
Italia Commisso		—	$	$76,500	$114,750			$		$
Weinand	RSUs	2/26/09				32,000			$3.95	$126,400
	Stock Options	2/26/09					59,000		$3.95	$133,004
Joseph E. Young		—	$	$76,500	$114,750			$		$
	RSUs	2/26/09				32,000			$3.95	$126,400
	Stock Options	2/26/09					59,000		$3.95	$133,004

(1)	Represents estimated annual performance-based bonus awards for the named executive officers under our 2009 cash bonus plan. The actual amounts earned with respect to these bonuses for 2009 are included in the Summary Compensation Table for 2009 under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts in 2009 were determined based on the achievement of specified financial and operational objectives as described in the CD&A. There is no specific threshold payout amounts specified in our non-equity incentive plan because each performance variable that factors into our compensation plan could generate a cash bonus.

(2)	Represents a RSU that upon vesting converts into one share of our Class A common stock. Such grants to our named executive officers were made under our 2003 Incentive Plan. For Mr. Commisso, the RSUs subject to the award will vest in three equal installments, beginning on February 26, 2010. For the other named executives, the RSUs subject to the award will vest equally over a four year period, beginning on February 26, 2010.

(3)	Represents shares of our Class A common stock underlying stock option awards granted to our named executive officers under our 2003 Incentive Plan. For Mr. Commisso, the options subject to the award will vest in three equal installments, beginning on February 26, 2010. For the other named executives, the options subject to the award will vest equally over a four year period, beginning on February 26, 2010.

(4)	This column shows the exercise price for the stock options granted, and the grant date per unit value of RSUs, which was the closing price of our Class A common stock on the grant date.

(5)	This column shows the full grant date fair value of RSUs and stock options in accordance with SEC rules granted to the named executive officers in 2009. For RSUs, fair value is calculated using the closing price of our Class A common stock on the grant date of $3.95 for Mr. Commisso and the other named executive officers’. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $2.17 for Mr. Commisso and $2.25 for the other named executive officers’. The fair value shown for stock awards and option awards are determined in accordance with SEC rules and represents the amount that the company expects to expense in its financial statements over the award’s vesting schedule. For additional information on the valuation assumptions, refer to Note 8 of our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

Outstanding Equity Awards at 2009 Fiscal Year-End
          The following table provides information on the holdings of option and stock awards by the named executive officers as of December 31, 2009. This table includes unexercised and unvested option awards and unvested RSUs. The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based on the $4.47 closing share price of our Class A common stock as of December 31, 2009.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market
	Securities	Securities				Shares or		Value of
	Underlying	Underlying				Units of		Share or Units
	Unexercised	Unexercised		Option	Option	Stock That		of Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name of Executive	Exercisable(1)	Unexcercisable(1)		Price	Date	Vested(1)		Vested
Rocco B. Commisso	—	510,000	(3)	$3.95	2/25/19	290,000	(17)	$1,296,300
	108,000	216,000	(4)	4.31	3/18/18	86,000	(18)	384,420
	176,000	88,000	(5)	8.02	3/21/17	37,000	(19)	165,390
	450,000 (2)	—		8.80	12/30/13	—		—
	145,000	—		5.83	3/30/12	—		—
	300,000	—		6.29	3/9/11	—		—
Mark E. Stephan	—	102,000	(6)	$3.95	2/25/19	60,000	(20)	$268,200
	—	80,000	(7)	3.88	11/11/18	80,000	(22)	357,600
	14,750	44,250	(8)	4.37	3/1/18	18,750	(23)	83,813
	20,000	20,000	(10)	8.00	2/22/17	8,000	(25)	35,760
	20,000	—		8.02	2/25/14	—		—
	40,000	—		7.58	11/28/13	—		—
	22,500	7,500	(11)	5.66	3/1/12	3.000	(26)	13,410
	20,000	—		17.75	2/26/11	—		—
	30,000	—		5.42	2/24/11	—		—
John G. Pascarelli	—	102,000	(6)	$3.95	2/25/19	55,000	(21)	$245,850
	—	80,000	(7)	3.88	11/11/18	80,000	(22)	357,600
	14,250	42,750	(9)	4.37	3/1/18	18,000	(24)	80,460
	20,000	20,000	(10)	8.00	2/22/17	8,000	(25)	35,760
	20,000	—		8.02	2/25/14	—		—
	40,000	—		7.58	11/28/13	—		—
	22,500	7,500	(11)	5.66	3/1/12	3,000	(26)	13,410
	15,000	—		17.75	2/26/11	—		—
	30,000	—		5.42	2/24/11	—		—
Italia Commisso	—	59,000	(12)	$3.95	2/25/19	32,000	(27)	$143,040
Weinand	—	60,000	(13)	3.88	11/11/18	60,000	(28)	268,200
	8,750	26,250	(14)	4.37	3/1/18	10,500	(29)	46,935
	14,000	14,000	(15)	8.00	2/22/17	6,000	(30)	26,820
	15,000	—		8.02	2/25/14	—		—
	30,000	—		7.58	11/28/13	—		—
	15,000	5,000	(16)	5.66	3/1/12	2,250	(31)	10,058
	15,000	—		17.75	2/26/11	—		—
	22,000	—		5.42	2/24/11	—		—
Joseph E. Young	—	59,000	(12)	$3.95	2/25/19	32,000	(27)	$143,040
	—	60,000	(13)	3.88	11/11/18	60,000	(28)	268,200
	8,750	26,250	(14)	4.37	3/1/18	10,500	(29)	46,935
	14,000	14,000	(15)	8.00	2/22/17	6,000	(30)	26,820
	15,000	—		8.02	2/25/14	—		—
	30,000	—		7.58	11/28/13	—		—
	15,000	5,000	(16)	5.66	3/1/12	2,250	(31)	10,058
	40,000	—		15.20	11/26/11	—		—
	22,000	—		5.42	2/24/11	—		—

(1)	Represents underlying shares of Class A common stock unless otherwise indicated.

(2)	Represents underlying shares of Class B common stock, which were granted to Mr. Commisso pursuant to his employment agreement. Shares of Class B common stock are convertible on a one-for-one basis for shares of Class A common stock without payment of any conversion price.

(3)	170,000 shares underlying the option vest on each of February 26, 2010, 2011 and 2012.

(4)	108,000 shares underlying the option vest on each of March 19, 2010 and 2011.

(5)	88,000 shares underlying the option vest on March 22, 2010.

(6)	25,500 shares underlying the option vest on each of February 26, 2010, 2011, 2012 and 2013.

(7)	80,000 shares underlying the option vest on November 12, 2012.

(8)	14,750 shares underlying the option vest on each of March 2, 2010, 2011 and 2012.

(9)	14,250 shares underlying the option vest on each of March 2, 2010, 2011 and 2012.

(10)	10,000 shares underlying the option vest on each of February 23, 2010 and 2011.

(11)	7,500 shares underlying the option vest on each of March 1, 2010.

(12)	14,750 shares underlying the option vest on each of February 26, 2010, 2011, 2012 and 2013.

(13)	60,000 shares underlying the option vest on November 12, 2012.

(14)	8,750 shares underlying the option vest on each of March 2, 2010, 2011 and 2012.

(15)	7,000 shares underlying the option vest on each of February 23, 2010 and 2011.

(16)	5,000 shares underlying the option vest on March 1, 2010.

(17)	96,667 of the shares subject to the RSU award vest on each February 26, 2010 and 2011. The remaining 96,666 will vest on February 26, 2012.

(18)	43,000 of the shares subject to the RSU award vest on each of March 19, 2010 and 2011.

(19)	37,000 of the shares subject to the RSU award vest on March 22, 2010.

(20)	15,000 of the shares subject to the RSU award vest on each of February 26, 2010, 2011, 2012 and 2013.

(21)	13,750 of the shares subject to the RSU award vest on each of February 26, 2010, 2011, 2012 and 2013.

(22)	80,000 of the shares subject to the RSU award vest on November 12, 2012.

(23)	6,250 of the shares subject to the RSU award vest on each of March 2, 2010, 2011 and 2012.

(24)	6,000 of the shares subject to the RSU award vest on each of March 2, 2010, 2011 and 2012.

(25)	4,000 of the shares subject to the RSU award vest on each of February 23, 2010 and 2011.

(26)	3,000 of the shares subject to the RSU award vest on March 1, 2010.

(27)	8,000 of the shares subject to the RSU award vest on each of February 26, 2010, 2011, 2012 and 2013.

(28)	60,000 of the shares subject to the RSU award vest on November 12, 2012.

(29)	3,500 of the shares subject to the RSU award vest on each of March 2, 2010, 2011 and 2012.

(30)	3,000 of the shares subject to the RSU award vest on each of February 23, 2010 and 2011.

(31)	2,250 of the shares subject to the RSU award vest on March 1, 2010.
Option Exercises and Stock Vested in 2009
          The following table provides information for the named executive officers on the number of shares acquired upon the vesting of stock awards in the form of RSUs in 2009 and the value realized at such time before payment of any applicable withholding tax. No options were exercised by the named executive officers in 2009.

	Stock Awards
	Number of Shares	Value Realized on
Name of Executive	Acquired on Vesting	Vesting(1)
Rocco B. Commisso	105,000	$440,530
Mark E. Stephan	143,250	$559,415
John G. Pascarelli	143,000	$558,480
Italia Commisso Weinand	108,750	$424,945
Joseph E. Young	108,750	$424,945

(1)	These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officers.

Agreements with Our Named Executive Officers
          The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.
Employment Agreement with Mr. Commisso
          As of December 28, 2003, we entered into an employment agreement with Rocco B. Commisso, which provided for an annual base salary of $800,000. In 2006, the Committee approved an increase to his salary to $850,000, effective January 1, 2006, which remains in effect. Mr. Commisso is entitled to: (i) participate in all compensation plans, insurance programs, and other benefit plans, which we generally make available to our employees; and (ii) an annual amount of up to $100,000 to cover reimbursements or payments of perquisites and fringe benefits of his choice plus related tax gross-ups on these amounts. In addition, in the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000. In the event of his permanent disability, such payment would be payable over two years in equal monthly installments, reduced by any payments made to him under our disability plans or programs. The employment agreement does not contain any termination date.
Employment Agreements with Other Named Executive Officers
          Mark E. Stephan, John G. Pascarelli, Italia Commisso Weinand, and Joseph E. Young have entered into employment arrangements setting forth the terms of their at-will employment with us. Each of the employment arrangements provides that if we terminate the employee’s employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.
Potential Payments Upon Termination or Change in Control
          This section describes the payments and benefits that our named executive officers would have been entitled to had their employment been terminated under the circumstances described below on December 31, 2009.
          Cash Payments. Our annual cash bonus policy provides that employees, including our named executive officers, will receive their annual bonuses if they are employed with us on the date the bonus is paid. Because this section assumes that the termination of employment of our named executive officers occurred on December 31, 2009, the description of potential payments due upon a termination does not include those bonus amounts in respect of 2009.
          In the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000, subject to the terms and conditions noted above in his employment agreement.
          In the event a named executive officer other than Mr. Commisso is terminated without cause, he or she is entitled to a lump sum severance payment equal to six months of base salary, as follows: Mr. Stephan, $175,000; Mr. Pascarelli, $167,500; and Ms. Commisso Weinand and Mr. Young, each $127,500.
          Option and RSU Awards. Options and RSUs become fully vested in the event the named executive officer terminates employment on account of death or disability, or in the event that, within one year following a change in control, the named executive officer other than Mr. Commisso terminates employment at a time when Mr. Commisso is not our CEO and the termination is initiated by the executive for good reason (as described below) or is initiated by us for reasons other than for cause. Options and RSUs for Mr. Commisso become fully vested in the event that, within one year following a change in control, he terminates his employment for good reason or if his termination of employment is initiated by us for reasons other than for cause. The vesting of options and RSUs is partially accelerated in the event the named executive officer is terminated by us other than for cause or terminates voluntarily for good reason prior to a change in control. The number of options and RSUs affected by such accelerated vesting is the number that would vest on the next regularly scheduled vesting date, pro rated for the portion of the period since the most recent prior regularly scheduled vesting date that elapsed prior to the termination.

          Under the option and RSU agreements, “good reason” includes a reduction in salary, adverse change in responsibilities or authority, required relocation of more than 25 miles or discontinuance or other change in a bonus, incentive or benefit plan that does or could adversely affect the executive.
          The table below shows the intrinsic value as of December 31, 2009, of equity awards for which vesting would have been accelerated as a result of termination or change of control. Intrinsic value was based on the closing market price of our Class A common stock, minus, in the case of stock options, the exercise price. On December 31, 2009, the closing market share price of our Class A common stock was $4.47.

	Upon Death/Disability/Change in Control
	Termination(1)		Without Cause or for Good Reason
Name of Executive	Stock Options	RSUs	Stock Options	RSUs
Rocco B. Commisso	$299,760	$1,846,110	$88,182	$644,443
Mark E. Stephan	104,665	758,783	25,802	207,690
John G. Pascarelli	104,515	733,080	25,760	202,044
Italia Commisso Weinand	68,705	495,053	17,239	139,087
Joseph E. Young	68,705	495,053	17,239	139,087

(1)	Please see the above description of Option and RSU Awards for the conditions for accelerated vesting in a change of control termination.
          Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the company’s stock price.
Director Compensation
          Each non-employee director receives a $30,000 annual retainer, and the Chairs of the Audit and Compensation Committees receive additional annual retainers of $15,000 and $10,000, respectively. We also pay our non-employee directors compensation in RSUs and stock options, and over the past several years, with the exception of Mr. Seaton who joined our board in 2009, they each have been given annual equity awards with a fair value at the time of the grant valued between $50,000 and $80,000. The RSUs and stock options the non-employee directors receive vest equally over a two-year period. The per share exercise price of the stock options was equal to the fair market value of the common stock at the date of grant, which is the closing price of a share of our Class A common stock on the date of grant.
          Mr. Scott W. Seaton became a member of our Board of Directors on April 22, 2009 and received on such date an option to purchase 20,000 shares of Class A common stock.
          Non-employee directors are reimbursed for travel expenses for meetings attended. Directors who are our employees do not receive any fees for their services as directors.
          The following table sets forth specified information regarding the compensation for 2009 of our non-employee directors:

	Fees Earned or
Name of Director	Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Thomas V. Reifenheiser	$45,000	$31,950	$35,730	$112,680
Natale S. Ricciardi	40,000	31,950	35,730	107,680
Scott W. Seaton	30,000	—	56,105	86,105
Robert L. Winikoff	30,000	31,950	35,730	97,680

(1)	This column represents all cash retainers earned by our non-employee directors with respect to their service in 2009 and paid in the first quarter of 2010.

(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during 2009 for prior year’s service to our non-employee directors calculated in accordance with FASB ASC Topic 718. These amounts were determined by multiplying the closing price of our Class A common stock on the date of grant by the number of shares subject to the grant.

(3)	The amounts in the column reflect the aggregate grant date fair value of stock options granted during 2009 for prior year’s service to our non-employee directors calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating these amounts are set forth in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Certain Relationships and Related Transactions
Policy and Procedures with Respect to Related Person Transactions
          Our Board of Directors has adopted a written policy with respect to related person transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related person transactions involving our company. Our Board of Directors determined that the Audit Committee is the appropriate committee to review, approve and ratify any transaction in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Our Audit Committee has determined that certain transactions shall be deemed pre-approved by the Committee even if the amount involved will exceed $120,000. Such transactions include: (1) employment of executive officers; (2) director compensation; and (3) certain transactions with other companies when the related person has only a specified limited relationship with such other company and the aggregate amount received by that company does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.
Related Person Transactions
Share Exchange Agreement with an Affiliate of Morris Communications
          On September 7, 2008, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shivers Investments, LLC (“Shivers”) and Shivers Trading & Operating Company (“STOC”). Both STOC and Shivers are affiliates of Morris Communications Company, LLC (“Morris Communications”). STOC, Shivers and Morris Communications are controlled by William S. Morris III, who together with another Morris Communications representative, Craig S. Mitchell, held two seats on our Board of Directors. On such date, Morris Communications held 30% of our Class A common stock, representing 8.4% of the aggregate voting power of our Class A and Class B common stock.
          On February 13, 2009, we completed the Exchange Agreement pursuant to which we exchanged 100% of the shares of stock of a wholly-owned subsidiary, which held approximately $110 million of cash and non-strategic cable systems serving approximately 25,000 basic subscribers, for 28,309,674 shares of our Class A common stock held by Shivers Investments. As of December 31, 2008, after giving effect to the completion of this transaction, our total outstanding shares were approximately 66.5 million, representing 39.5 million shares of our Class A common stock and 27.0 million shares of our Class B common stock. Effective upon the closing of the transaction, Messrs. Morris and Mitchell resigned from our Board of Directors.
Other Transactions
          Robert L. Winikoff, a member of our Board of Directors, is a partner of the law firm of Sonnenschein Nath & Rosenthal LLP, which serves as our outside general counsel. During 2009, we paid legal fees to Sonnenschein Nath & Rosenthal LLP in the amount of approximately $800,000.
          From 2002 to 2009, Scott W. Seaton was a Managing Director in the Technology, Media and Telecommunications investment banking group of Bank of America. Prior to that time Mr. Seaton was a Managing Director in the investment banking department of Credit Suisse First Boston since 1996. Bank of America and Credit Suisse First Boston or their affiliates have in the past engaged in transactions with and performed services for our company and our affiliates in the ordinary course of business, including commercial banking, financial advisory and investment banking services.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
          Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2009 such reporting persons complied with the filing requirements of said Section 16(a).
Delivery of Documents to Stockholders Sharing an Address
          We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders of record have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding and who is not receiving proxy materials via the Internet will continue to receive a separate proxy card. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Investor Relations Department at 845-695-2642 or write to Investor Relations Department, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, NY 10941. They may also send an email to our Investor Relations Department at mcinvrelations@mediacomcc.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.
Other Matters
          The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his judgment on such matters.
2011 Stockholder Proposals
          Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2011 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than January 7, 2011.

Annex A
MEDIACOM COMMUNICATIONS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
          1. Purpose. The purpose of the Mediacom Communication Corporation 2010 Employee Stock Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan was approved by the Board on April 22, 2010, subject to the approval of the Company’s stockholders.
          2. Definitions.
              (a) “Board” shall mean the Board of Directors of the Company.
              (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
              (c) “Common Stock” shall mean the Company’s Class A Common Stock, $0.01 par value per share.
              (d) “Company” shall mean Mediacom Communications Corporation, a Delaware corporation.
              (e) “Compensation” shall mean all gross earnings and commissions, and shall include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses (other than annual bonuses), and other compensation, but in each case only to the extent such compensation is paid in cash.
              (f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
              (g) “Employee” shall mean any individual who is a common law employee of the Company, or a Designated Subsidiary whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
              (h) “Enrollment Date” shall mean the first day of each Offering Period.
              (i) “Exercise Date” shall mean the last day of each Offering Period.
              (j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Trading Day on or before the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;
     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
              (k) “Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, and commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30. The first Offering Period under this Plan shall commence on October 1, 2010.
              (l) “Plan” shall mean the Mediacom Communications Corporation 2010 Employee Stock Purchase Plan, as set forth herein and as from time to time amended.
              (m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 18 or 19.
              (n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
              (o) “Subsidiary” shall mean a corporation, domestic or foreign, in an unbroken chain of corporations beginning with the Company if, at the Enrollment Date, each corporation other than the last corporation in the chain owns not less than 50% of the voting shares in one of the other corporations in the chain.
              (p) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
          3. Eligibility.
              (a) Any individual who is an Employee of the Company on a given Enrollment Date shall be eligible to participate in the Plan, provided such individual has been an Employee of the Company for at least 60 continuous days prior to such Enrollment Date.
              (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
          4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after October 1 and April 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. The Board shall also have the power to terminate or discontinue any Offering Period at any time.
          5. Participation.
              (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Enrollment Date.
              (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last regular pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 9 hereof.

          6. Payroll Deductions.
              (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding one hundred percent (100%) of the Compensation that he or she receives on each pay day during the Offering Period.
              (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages or whole dollars only. A participant may not make any additional payments into such account.
              (c) A participant may discontinue his or her participation in the Plan as provided in Section 9 hereof, but may not increase or decrease the rate of his or her payroll deductions during the Offering Period. A participant may, however, increase or decrease the rate of his or her payroll deductions with respect to a subsequent Offering Period by completing and filing with the Company prior to the Enrollment Date applicable to such subsequent Offering Period a new subscription agreement authorizing a change in payroll deduction rate. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 9 hereof.
              (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to begin (i) if Section 3(b)(i) applies, when the Employee no longer owns or holds options to purchase such 5%, and (ii) if Section 3(b)(ii) applies, in the following calendar year, unless terminated by the participant as provided in Section 9 hereof.
              (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from Common Stock otherwise deliverable to the participant or from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
          7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions during such Offering Period accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Offering Period more than 2,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn or is deemed to have withdrawn pursuant to Sections 9 or 10 hereof. The Option shall expire on the last day of the Offering Period.
          8. Exercise of Option. Unless a participant withdraws or is deemed to have withdrawn from the Plan as provided in Sections 9 or 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
          9. Withdrawal.
              (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

              (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
          10. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice, but no longer than 90 days after termination of employment.
          11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
          12. Stock.
              (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,000,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Board shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
              (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
              (c) Shares purchased upon the exercise of an option hereunder may be newly issued shares or treasury shares acquired on the open market, in private transactions, or otherwise.
          13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. If the Plan is administered by such a committee, references herein to the Board, except for references in Section 19, shall be deemed to refer to such committee. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to correct any defect or supply any omission or reconcile any inconsistency to determine eligibility, to determine all questions of policy and expediency that may arise in the administration of the Plan, to adjudicate all disputed claims filed under the Plan, and generally to exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries shall be Designated Subsidiaries. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
          14. Designation of Beneficiary.
              (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to the issuance of such shares and cash to such participant’s account. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. Such beneficiary designation shall not apply, however, to any other shares or cash, including proceeds from the sale of shares, in a participant’s which is applicable to shares issued prior to such participant’s death.
              (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company, in its discretion, may deliver to the spouse or to any one or more dependents or relatives of the participant the shares and/or cash deliverable under Section 14(a) to a designated beneficiary, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company, in its discretion, may designate.

          15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof.
          16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          17. Individual Accounts. Individual accounts shall be maintained for each participant in the Plan.
          18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
              (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
              (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9 hereof.
              (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9 hereof.
          19. Amendment or Termination.
              (a) The Board may at any time and for any reason terminate or amend the Plan. An Offering Period may be terminated by the Board or its committee on any Exercise Date if the Board (or its committee) determines that the termination of the Offering Period or the Plan is appropriate. Except as provided in Section 18 and Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

              (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
              (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
     (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
     (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
     (iii) allocating shares.
          Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants, notwithstanding the provisions of Section 19(a).
          20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
          21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
          22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

PROXY CARD

MEDIACOM COMMUNICATIONS CORPORATION 100 CRYSTAL RUN ROAD MIDDLETOWN, NY 10941

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MEDIACOM COMMUNICATIONS CORPORATION			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors The nominees for the Board of Directors are:
	01) Rocco B. Commisso 02) Mark E. Stephan 03) Thomas V. Reifenheiser	04) Natale S. Ricciardi 05) Scott W. Seaton 06) Robert L. Winikoff

		For	Against	Abstain

2.	To approve the 2010 Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting:
The Notice of the 2010 Annual Meeting, the 2010 Proxy Statement and the 2009 Annual Report

are available at www.proxyvote.com.

M24671-P96541-Z52737

MEDIACOM COMMUNICATIONS CORPORATION

Annual Meeting of Stockholders

June 18, 2010 10:00 AM

This proxy is solicited by the Board of Directors
The undersigned stockholder hereby appoints Rocco B. Commisso and Mark E. Stephan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of MEDIACOM COMMUNICATIONS CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal LLP, 25th Floor, 1221 Avenue of the Americas, New York, New York at 10:00 AM, EDT, on June 18, 2010 and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no such directions are made, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side and FOR proposals 2 and 3.
Continued and to be signed on reverse side